Exhibit 99.01
AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the "Merger Agreement") is entered into as of August 3, 2010, by and among DigitalPost Interactive, Inc., a Nevada corporation ("DGLP"), Rovion Acquisition, Inc., a Delaware corporation (“Acquisition Sub”) and Rovion, Inc., a Delaware corporation, and its subsidiaries (collectively "Rovion").

PLAN OF MERGER

DGLP proposes to acquire Rovion in a statutory reverse triangular merger wherein (1) Acquisition Sub will be merged with and into Rovion; (2) Acquisition Sub's corporate existence will cease and disappear; (3) the capital stock of Rovion will be redeemed in exchange for 85,309,620 shares of common stock of DGLP (the “Merger Stock”); and (4) the common stock of Acquisition Sub, owned by DGLP, will be converted into common stock of Rovion, and Rovion will become a wholly-owned subsidiary of DGLP (the "Merger").

MERGER AGREEMENT

Now, Therefore, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1.  THE MERGER

SECTION 1.1.  MERGER OF ACQUISITION SUB INTO ROVION.  Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with the Delaware General Corporation Law ("DGCL"), as of the Merger Date (defined in Section 1.2), Acquisition Sub shall be merged with and into Rovion and the separate existence of Acquisition Sub shall thereupon cease.  Rovion shall continue its corporate existence as the surviving corporation of the Merger as a wholly-owned subsidiary of DGLP (“Surviving Corporation”) and the Surviving Corporation shall succeed to and assume all the rights and obligations of Acquisition Sub in accordance with the DGCL.

SECTION 1.2.  MERGER DATE.  Subject to the provisions of this Merger Agreement and following all conditions precedent thereto, the parties shall file the Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL ("Merger Documents") and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Merger Documents are duly filed with the Delaware Secretary of State ("Merger Date").

SECTION 1.3.  EFFECTS OF THE MERGER.  As of the Merger Date:

A.  MERGER OF ACQUISITION SUB WITH AND INTO ROVION. Acquisition Sub shall be merged with and into Rovion and all of the assets of Acquisition Sub shall become the property of the Surviving Corporation subject to the liabilities of Acquisition Sub as of the Merger Date and the separate corporate existence of Acquisition Sub shall cease.

B.  CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION.  The

Certificate of Incorporation of Rovion, as in effect immediately prior to the Merger Date, shall be the Certificate of Incorporation of the Surviving Corporation. A copy of which is attached hereto at Exhibit A, Section 1.3(B).

C.  BY-LAWS OF SURVIVING CORPORATION.  The By-Laws of Rovion, as in effective immediately prior to the Merger Date, shall be the By-Laws of the Surviving Corporation. A copy of the By-Laws is attached hereto at Exhibit A, Section 1.3(C).

D.  DIRECTOR AND OFFICERS OF THE SURVIVING CORPORATION.  (a) The director of Acquisition Sub immediately prior to the Merger Date (Michael Sawtell) shall be the sole director of the Surviving Corporation and shall; hold office until the Surviving Corporation’s next annual shareholder meeting or until his successor is elected and duly qualified in accordance with the terms of the Surviving Corporation’s Articles and By-Laws. (b) The officers of the Surviving Corporation as of the Merger Date shall be Brian Goss, President, David Arslanian, Treasurer, and David Simon, Secretary, such officers to hold office in accordance with the By-Laws of the Surviving Corporation.

SECTION 2.  EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

SECTION 2.1.  CONVERSION OF ROVION COMMON STOCK

A.  CERTAIN DEFINITIONS.  The following definitions relate to terms used in this Section 2 as well as other sections in this Merger Agreement.

“Closing Escrow” means the escrow for surrendering Rovion Stock Certificates for exchange for Merger Stock as outlined in Section 2.1.F below.

”Escrow Holder” shall mean the escrow holder to be mutually agreed upon by Rovion and DGLP prior to the Closing .

"Merger Stock" means 85,309,620 shares of DGLP common stock, $0.001 par value.

"Rovion Stock" means the shares of Rovion common stock outstanding as of the Merger Date.

“Rovion Stock Certificate” means a stock certificates representing Rovion Stock.

“Rovion Shareholder” means each holder of record of a Rovion Share Certificate as of the Merger Date.

“Shareholder Representative” means Brian Goss.

B.  NOTICE TO ROVION SHAREHOLDERS.  Prior to the closing of the Merger, Rovion shall prepare a disclosure statement (“Disclosure Statement”) in accordance with the Delaware General Corporation Law (“DGCL”) relating to the Merger and the proposed issuance of the Merger Stock to the Rovion Shareholders and Rovion shall transmit such Disclosure Statement together with a notice to each Rovion Shareholder containing instructions with respect to the delivery of the Rovion Stock Certificate to the Shareholder Representative who shall deliver the Rovion Stock Certificates to the Escrow Holder.

C.  CONVERSION; MERGER STOCK.  As of the Merger Date, the Rovion Stock, shall, by virtue of the Merger, and without any action on the part of the Rovion Shareholders, be converted into the right to receive a proportionate share of the Merger Stock, which shall be deliverable as provided herein upon the surrender of the Rovion Stock Certificates formerly representing such shares of Rovion Stock.

D.  SCHEDULE OF MERGER STOCK PAYABLE TO THE ROVION SHAREHOLDERS.  Rovion shall prepare and deliver to the Escrow Holder of the Closing Escrow, a schedule as of the date of the Closing that contains (1) a list of the Rovion Shareholders; (2) the number of shares of Rovion Stock held by each of such Rovion Shareholder; and (3) the number of shares of Merger Stock distributable in respect of the Rovion Stock held by each such Rovion Shareholder.

E.  DISSENTING SHAREHOLDERS. Notwithstanding any provision of this Agreement to the contrary, each share of Rovion Stock immediately prior to the Merger Date and held by a Rovion Shareholder who has not voted in favor of this Merger Agreement or consented thereto in writing and who shall have otherwise perfected such holder’s dissenters’ rights in accordance with and as contemplated by Section 262 of the DGCL (each such shareholder, a “Dissenting Stockholder”, and each share of Rovion Stock held by such Rovion Shareholder, a “Dissenting Share”) shall not be canceled, extinguished and converted as provided in Section 2.1.C., but shall be entitled to receive from the Surviving Corporation the value of the shares of Rovion Stock held by such Dissenting Stockholder as determined pursuant to Section 262 of the DGCL; provided, however, that if such Dissenting Stockholder fails to perfect, or effectively withdraws or loses such holder’s rights under Section 262 of the DGCL, all of the Dissenting Shares of such Dissenting Stockholder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Merger Date, the right to receive Merger Stock in accordance with Section 2.1.C., and such shares of Rovion Stock shall no longer represent Dissenting Shares.  In such event, DGLP shall deliver the number of shares of Merger Stock to which such Rovion Shareholder is entitled under this Section 2 (without interest) upon surrender by such Rovion Shareholder of the certificate or certificates representing the shares of Rovion Stock held by such shareholder in the manner provided in Section 2.1.F.

F.  SURRENDER OF CERTIFICATES AND RECEIPT OF CONSIDERATION.

(i)  ESCROW HOLDER.  At or prior to the Closing, DGLP and Rovion shall enter into an Escrow Agreement with the Escrow Holder related to the Closing Escrow and the Holdback Escrow.

(ii)  CLOSING ESCROW; SURRENDER OF ROVION STOCK CERTIFICATES.  At the Closing DGLP shall deliver the Merger Stock to the Escrow Holder of the Closing Escrow who shall receive Rovion Stock Certificates  after giving effect to any required tax withholding, and the Rovion Stock Certificates so surrendered shall forthwith be canceled. In the event that any Rovion shareholder fails to deliver to the Escrow Holder his or her Rovion Stock Certificate, then the Escrow Holder shall hold the Merger Stock for such Rovion shareholders until they deliver to them such Rovion Stock Certificate or an acceptable substitute therefor, e.g., an affidavit of lost certificate and indemnification with respect thereto.  The Escrow Holder shall deliver such Rovion Stock Certificates to DGLP concurrent with their delivering the Merger Stock to the Rovion Shareholders.

(iii)  LIMITATIONS.  Notwithstanding any other provision of this Merger Agreement, until the Rovion Shareholder have surrendered the Rovion Stock Certificates, or an acceptable substitute therefor, to the Escrow Holder for exchange as provided herein, that portion of the Merger Stock attributable to such Rovion Shareholders shall not be paid or distributed to such Rovion Shareholder.

G.  CANCELLATION OF THE ROVION COMMON STOCK.  At the Merger Date, all of the authorized and outstanding shares of Rovion Stock shall be canceled and cease to represent any interest in Rovion and the Rovion Shareholders shall cease to have any rights as a shareholder of Rovion. From and after the Merger Date, the Rovion Shareholders immediately prior to the Merger Date, as such holders, shall be entitled only to their pro rata portion of the Merger Stock.

SECTION 2.2.  CONVERSION OF ACQUISITION SUB COMMON STOCK. At the Merger Date, each share of Acquisition Sub common stock outstanding immediately prior to the Merger Date shall by virtue of the Merger and without any action on the part of the holder thereof be converted into one share of common stock of the Surviving Corporation.

SECTION 2.3.  WITHHOLDING TAX. The right of any Rovion Shareholder to receive the Merger Stock shall be subject to any required tax withholding obligation.

SECTION 2.4.  SECURITIES LAW ISSUES.  The parties intend that the Merger Stock shall be issued pursuant to an exemption from registration under the Securities Act of 1933 and relevant state securities laws.

SECTION 2.5.  TAX MATTERS. It is intended by the parties hereto that the Merger shall constitute a tax-free plan of reorganization within the meaning of Section 368 of the Code; provided, however, that such tax treatment shall not be a condition to either party’s obligation to close the transactions contemplated herein; provided, further, that the foregoing statement shall in no event affect the requirement that the conditions to Closing be satisfied or duly waived; and provided, further, that in no event shall the parties be required to amend or otherwise modify the terms of this Merger Agreement to achieve such tax treatment. Neither party shall take any action that would, or fail to take any action the omission of which would, be reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Merger Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. DGLP makes no representations or warranties to Rovion or to any Rovion Shareholder regarding the tax treatment of the Merger, whether the Merger shall qualify as a tax-free plan of reorganization under the Code, or any of the tax consequences to any Rovion Shareholder of this Merger Agreement, the Merger or any of the other transactions or agreements contemplated hereby, and Rovion and the Rovion Shareholders acknowledge that Rovion and the Rovion Shareholders are relying solely on their own tax advisors in connection with this Merger Agreement, the Merger and the other transactions contemplated by this Merger Agreement.

SECTION 3.  CLOSING; CLOSING DATE.

On or before September 30, 2010 (unless this Merger Agreement shall have been previously terminated and the Merger abandoned pursuant to the provisions of Section 11 hereof), the consummation of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of DGLP at 10:00 A.M. PST, provided that if it is not feasible to close the Merger on such date, then such Closing shall take place at such other time, or at such other place as may be agreed upon in writing by the parties hereto ("Closing Date"). The Merger Documents shall be filed with the Delaware Secretary of State on the Closing Date and, the Merger Date and the Closing Date shall be the same.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF ROVION.

Except as disclosed in the schedule attached hereto at Exhibit B (which schedule shall contain appropriate references to identify the representations and warranties herein to which the information is such schedule relates) ("Rovion Disclosure Schedule"), Rovion represents and warrants to DGLP to the best of its knowledge as follows:

SECTION 4.1.  ORGANIZATION.  Rovion is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Rovion is duly qualified or authorized and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except for jurisdictions in which failure to be so qualified or authorized would not have a material adverse effect on the assets, properties, business or financial condition of Rovion taken as a whole (the "business"). Exhibit B, Schedule 4.1 sets forth the jurisdictions in which Rovion is qualified to do business.

SECTION 4.2.  CAPITALIZATION.  The authorized capital stock of Rovion consists of 25,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value.  As of the date hereof, (a) the Rovion Stock consists of 14,218,270 shares of common stock; (b) the Rovion Stock is issued and outstanding, fully paid and nonassessable and free of preemptive rights ; and (c) no shares of preferred stock have been issued.  Other than as set forth in Exhibit B at Section 4.2, as of the date hereof, there are no shares of capital stock of Rovion issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements of commitments obligating Rovion is issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of this capital stock or securities.  Except as set forth at Exhibit B, Section 4.2, as of the Merger Date, Rovion will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise. Exhibit B, Section 4.2 sets forth a complete and correct list of all of the Rovion shareholders and the number of shares of common stock, options to purchase common stock, and warrants to purchase common stock outstanding.

SECTION 4.3.  AUTHORITY RELATIVE TO THIS MERGER AGREEMENT.  Rovion has all requisite corporate power and authority to enter into this Merger Agreement, subject to approval of this Merger Agreement and the Merger by Rovion Shareholders, and to the consents and approvals set forth in Section 4.4 below, to consummate the Merger.  The execution, delivery and performance of this Merger Agreement by Rovion and the consummation by Rovion of the Merger has been duly authorized by the approval of the Board of Directors of Rovion and with the exception of the approval of the Rovion Shareholders no other corporate proceedings on the part of Rovion are necessary to authorize this Merger Agreement or the Merger.  This Merger Agreement has been duly and validly executed and delivered by Rovion and, subject to approval by the Rovion shareholders, constitutes a valid and binding agreement of Rovion, enforceable against Rovion in accordance with its terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditor's rights generally, and (b) general equitable principles of law.

SECTION 4.4.  CONSENTS AND APPROVALS; NO VIOLATIONS.  Except for applicable requirements of the Securities Act of 1933, as amended ("Securities Act"), state laws relating to takeovers, if applicable, state securities or blue sky laws, state and local laws and regulations relating to licensing, and the filing of the Merger Documents as required by the DGCL, no filing with, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority is necessary for the execution, delivery and performance of this Merger Agreement or the Merger. Neither the execution, delivery nor performance of this Merger Agreement, nor the consummation of the Merger, nor compliance with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of Rovion (Attached hereto as Exhibit B, Section 4.4), (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions or provisions of any note, deed of trust, security interest, license, contract, agreement, plan or other instrument or obligation to which Rovion is a part or by which it or any of its properties or assets may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Rovion or any of its properties or assets, or (d) cause the suspension or revocation of any registration, licenses, permits and other consents or approvals of governmental agencies for violations, breaches, defaults, terminations, cancellations, accelerations, suspensions or revocations which would not individually or in the aggregate have a material adverse effect on the business.

SECTION 4.5.  ROVION FINANCIAL STATEMENTS.  True and complete copies of Rovion’s unaudited financial statements for the fiscal year ended 2008 and 2009 and the six (6) month period ended June 30, 2010 ("Rovion Financial Statements") are attached hereto at Exhibit B, Section 4.5. The Rovion Financial Statements have been prepared based on the books and records of Rovion and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), in all material respects, the financial position of Rovion as of their dates and the results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

SECTION 4.6.  ABSENCE OF MATERIAL ADVERSE AND OTHER CHANGES.  Except as contemplated by this Merger Agreement and as otherwise set forth on Exhibit B, Section 4.6, since June 30, 2010, Rovion has conducted its business in the ordinary course, consistent with past practices, and there has not been: (a) any event or occurrence that has materially adversely affected Rovion or its business, (b) any declaration or payment of any dividend in respect of its capital stock, (c) any increase in the regular compensation of any of the officers or employees of Rovion, except such increases as have been granted in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews, promotions and related compensation increases), (d) any incurrence, assumption or guarantee by Rovion of any indebtedness (other than from DGLP) for borrowed money other than in the ordinary course of business consistent with past practices,(e) any transaction or commitment made, or any contract or agreement entered into, by Rovion (including the acquisition or disposition of any assets) or any relinquishment by Rovion of any contract or other right, in either case, material to Rovion's business taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Merger Agreement, (f) any material change in any method of accounting practice by Rovion, (g) any loss or damage to the properties or assets of Rovion which has materially adversely affected, or is reasonably likely to materially adversely affect Rovion, or (h) any agreement or any commitment to take any of the actions described in this Section 4.6.

SECTION 4.7.  ACCOUNTS RECEIVABLE. The accounts receivable of Rovion reflected in the Rovion Financial Statements shall be collected in a manner consistent with past practices following the Closing.

SECTION 4.8.  LITIGATION.  There is no suit, action or proceeding pending or, to the best knowledge of Rovion, threatened against or affecting Rovion, the outcome of which, in the reasonable judgment of Rovion, is likely individually or in the aggregate to have a material adverse affect on the business.

SECTION 4.9.  ROVION LIABILITIES. Rovion’s liabilities and obligations are as set forth in Exhibit B, Section 4.9, and Rovion’s non-disclosed liabilities, in the aggregate, shall not exceed $25,000 as of the Merger Date.

SECTION 4.10.  PROPERTIES, LIENS, ETC.  Rovion owns all of its tangible and intangible personal property as shown on its June 30, 2010 balance sheet or used in operating its business, free and clear of any liens, except for liens for current taxes not yet delinquent.

SECTION 4.11.  TAXES.  Rovion has (a) timely filed all material tax returns, including income, sales, payroll and property tax returns, required by applicable law to be filed by it for tax years ended prior to the date of this Merger Agreement and all such tax returns are true, complete and correct in all materials respects, and (b) paid all taxes due or has properly accrued for or reserved for all such taxes for periods subsequent to the periods covered by such tax returns. Rovion has not yet filed its’ 2009 Tax Return.

SECTION 4.12.  BENEFIT PLANS.

A.  LIST OF PLANS.  Exhibit B, Section 4.12 of the Rovion Disclosure Schedule lists each currently available Rovion Employee Benefit Plan. Each of the Rovion Employee Benefit Plans has been operated and administered in all material respects in accordance with the terms and with all applicable laws, and Rovion has no liability (contingent or otherwise) for any funding of such Employee Benefit Plan.

B.  COMPLIANCE. For purposes of this Section 4.12, "Employee Benefit Plan" means any retirement, severance, health or other plan or program constituting an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and all regulations and published interpretations promulgated thereunder, as in effect from time to time.

SECTION 4.13.  EMPLOYMENT MATTERS; LABOR RELATIONS.

A.  COMPENSATION OF KEY EMPLOYEES. Exhibit B Section 4.13 of the Rovion Disclosure Schedule sets forth a true and complete list of the names, classifications, dates of hire and base compensation as of June 30, 2010, of each employee of Rovion.

B.  RELATIONS WITH EMPLOYEES. Rovion has no adverse labor matters pending or to Rovion's knowledge, threatened and to Rovion's knowledge, its relations with its employees are good.

SECTION 4.14.  INTELLECTUAL PROPERTY. Except as set forth in Exhibit B, Section 4.14 of the Rovion Disclosure Schedule, and expect to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually and in the aggregate, would not have a material adverse effect on the business:

A.  OWNERSHIP OF INTELLECTUAL PROPERTY. Rovion owns or is licensed, or otherwise has the right to use all Intellectual Property (as defined below) that in any material respect is used in the business.

B.  NO CLAIMS OF INFRINGEMENT, ETC. No claims are pending, or to the knowledge of Rovion, threatened, that Rovion is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property owned by and/or licensed to Rovion.

C.  NO INFRINGEMENT OF ROVION INTELLECTUAL PROPERTY. To the knowledge of Rovion, no person is infringing or otherwise violating any right of Rovion with respect to any Intellectual Property owned by and/or licensed to Rovion.

D.  NO CLAIMS OF OWNERSHIP. None of the former or current members of management or key personnel of Rovion, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of business secrets, designs, inventions, processes, computer software or other Intellectual Property of Rovion, has asserts in writing any claim against Rovion in connection with the involvement of such persons in the conception and development of any business secrets, designs, inventions, processes, computer software or other Intellectual Property, and no such claim, to the knowledge of Rovion, has been threatened.

E.  DEFINITION OF INTELLECTUAL PROPERTY. For purposes of this Merger Agreement, "Intellectual Property" means (i) trademarks (registered or unregistered), service marks, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (i) inventions, discoveries and ideas, whether patented or patentable; (iii) nonpublic information, trade secrets, know-how and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; (iv) writings and other works, whether copyrighted or copyrightable; (v) registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (vi) computer programs and software (including source code, object code and data); and (vii) licenses, covenants not to sue and the like relating to the foregoing. Rovion has not assigned any of its claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing, if any.

F.  REGISTRATIONS. Except for the name "Rovion", the Rovion logo, and items set forth in Exhibit B, Section 4.14, there are no (i) material domestic and foreign registered trademarks or registered copyrights and applications for registration of any of the foregoing; (ii) material trade names, service marks or service names which are owned by Rovion and that are used or proposed to be used in the business of Rovion as currently conducted; or (iii) material licenses and other agreements to which Rovion is a party and pursuant to which Rovion is authorized to use any Intellectual Property. To the knowledge of Rovion, all registered Intellectual Property has been validly issued or registered and is subsisting. To the knowledge of Rovion, Rovion has not taken or omitted to take any act, which act or omission might have the effect of waiving or impairing any of the rights of Rovion to practice and enforce any patent, or to use and enforce any trademark or copyright listed in Exhibit B, Section 4.14 of the Rovion Disclosure Schedule.

SECTION 4.15.  INSURANCE. Exhibit B, Section 4.15 of the Rovion Disclosure Schedule contains a complete and correct list and accurate summary description of all insurance policies maintained by or on behalf of or covering Rovion, its assets or operations or the conduct of its business. All such policies are in full force and effect, no notices of cancellation or nonrenewal have been received with respect thereto and all premiums due thereon have been paid. Rovion has complied in all material respects with the provisions of such policies. Such policies are of the type and in amounts customarily carried by persons conducting businesses similar to the business conducted by Rovion.

SECTION 4.16.  COMPLIANCE WITH APPLICABLE LAWS. To Rovion's knowledge, Rovion is not in violation of, nor to Rovion's knowledge, is Rovion under investigation with respect to nor has it been threatened to be charged without given notice of any violation of, any applicable laws, ordinances, rules and regulations of any court, administrative agency or commission or other governmental authority or instrumentality applicable to Rovion, except for such violations, if any, that, in the aggregate, have not had and would not, in the reasonable judgment of Rovion, be likely to have a material adverse effect on its business.

SECTION 4.17.  CERTAIN CONTRACTS AND ARRANGEMENTS. Exhibit B, Schedule 4.17 to the Rovion Disclosure Schedule contains an accurate list of all material agreements to which Rovion is a party (the “Contracts”).  Except as specifically set forth on Exhibit B, Schedule 4.17, the Contracts are valid and binding upon Rovion, and to Rovion's knowledge, enforceable in accordance with their terms, and neither Rovion nor to Rovion's knowledge any other party to such Contracts is in default under any of such Contracts, nor, to the knowledge of Rovion, has any event or circumstance occurred that, with notice of lapse of time or both, would constitute any event of default by Rovion or any other party thereto other than with respect to any defaults that would not, individually or in the aggregate, have a material adverse effect on the business. To Rovion's knowledge, none of the parties to the Contracts have terminated, or have expressed intent to reduce materially or terminate in the future, such Contracts. None of the material agreements to which Rovion is a party, require the other contracting party(s) to such agreements to consent to the Merger.

SECTION 4.18.  PROHIBITED PAYMENTS. Rovion has not with respect to the opportunities, business or operation of Rovion, (a) entered into any understanding, agreement or arrangement, written or oral, under or pursuant to which bribes, kickbacks, rebates, payoffs or other forms of illegal payments have been or will be made, either directly or indirectly, through agents, brokers or other intermediaries, (b) made any illegal payment or contribution of moneys, services or property to any political party, candidate or elected official, directly or indirectly, for any purpose, or (c) directly or indirectly engaged in any activity prohibited by the Foreign Corrupt Practices of 1977.

SECTION 4.19.  ENVIRONMENTAL MATTERS.  Rovion is in substantial compliance with all applicable environmental laws related to the operation of its business, except where the failure to hold such permits or to be in compliance would not have a material adverse effect thereon.

SECTION 4.20.  BOARD APPROVAL.  The Board of Directors of Rovion has approved the Merger pursuant to its By-Laws.

SECTION 4.21.  BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's fee or commission payable by Rovion in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Rovion.

SECTION 4.22.  DISCLOSURE.  No representation or warranty by Rovion in this Merger Agreement or any certificates delivered pursuant to the terms hereof, contains or will contain an untrue statement of a material fact, or omits or will omit to a state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

SECTION 4.23 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF ROVION.  Each statement, representation, warranty, covenant, agreement or indemnity made by Rovion in this Agreement or in any document, certificate or other instrument delivered by or on its behalf pursuant to this Merger Agreement or in connection herewith shall be deemed the statement, representation, warranty, covenant, agreement or indemnity of Rovion.  All statements, representations, warranties, covenants, agreements or indemnities made by the parties hereto shall survive the Closing and expire one year from the Closing Date (the “Representations and Warranties Expiration Date”).  Any claim for indemnification shall be made within 30 days after the Representations and Warranties Expiration Date.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF DGLP

Except as otherwise disclosed to Rovion in a schedule delivered to it prior to the execution hereof (which schedule shall contain appropriate references to identify the representations and warranties herein to which the information in such schedule relates) ("DGLP Disclosure Schedule"), DGLP represents and warrants to Rovion as follows:

SECTION 5.1.  ORGANIZATION.  DGLP is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of DGLP and Acquisition Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

SECTION 5.2.  CAPITALIZATION.  The authorized capital stock of DGLP consists of

480,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. As of the date hereof, (a) 160,676,051 shares of common stock are issued and outstanding, (b) options to purchase 33,973,780 shares of common stock are outstanding under all stock option plans of DGLP, (c) 35,000,000 shares of common stock are reserved for issuance pursuant to stock options not yet granted under DGLP's stock option plans; (d) 18,821,015 shares are issuable upon the exercise of outstanding warrants; (e) 57,261,121 shares are issuable upon the conversion of convertible debentures and notes; and (f) there are no shares of DGLP preferred stock outstanding.  All of the issued and outstanding shares of common stock are validly issued, fully paid and nonassessable and free of preemptive rights. The authorized capital stock of Acquisition Sub consists of 1000 shares of Acquisition Sub common stock, par value $0.01 per share, all of which shares are validly issued and outstanding, fully paid and nonassessable and are owned by DGLP.

SECTION 5.3.  AUTHORITY RELATIVE TO THIS MERGER AGREEMENT.  Each of DGLP and Acquisition Sub has all requisite corporate power and authority to enter into this Merger Agreement and subject, in the case of this Merger Agreement, to the consents and approvals set forth in Section 5.4 below, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Merger Agreement by DGLP and Acquisition Sub and the consummation by DGLP and Acquisition Sub of the Merger have been duly authorized by all necessary corporate action on the part of DGLP and Acquisition Sub, including the approval of their respective Boards of Directors and sole shareholder of Acquisition Sub, and no other corporate proceedings on the part of DGLP or Acquisition Sub are necessary to authorize this Merger Agreement or the Merger. This Merger Agreement has been duly and validly executed and delivered by DGLP and Acquisition Sub and constitutes a valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and (b) general equitable principles.

SECTION 5.4.  CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the applicable requirements of the Securities Act, state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, state and local laws and regulations relating to licensing and the filing of the Merger Documents as required by the DGCL, no filing with, and no permit, authorization, consent or approval of, any government entity is necessary for the execution, delivery and performance of this Merger Agreement by DGLP and Acquisition Sub or the Merger. Neither the execution, delivery nor performance of this Merger Agreement by DGLP and Acquisition Sub, nor the consummation by DGLP and Acquisition Sub of the Merger, nor compliance by DGLP and Acquisition Sub with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of DGLP or Acquisition Sub, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions or provisions of any note, deed of trust, security interest, license, contract, agreement, plan or other instrument or obligation to which DGLP is a party or by which it or any of its properties or assets may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to DGLP or any of its properties or assets, or (d) cause the suspension or revocation of any registrations, licenses, permits and other consents or approvals of governmental agencies for violations, breaches, defaults, terminations, cancellations, accelerations, suspensions or revocations which would not individually or in the aggregate have a material adverse effect on the business of DGLP.

SECTION 5.5.  FINANCIAL STATEMENTS. DGLP has delivered to Rovion true and complete copies of its audited financial statements of (including related notes) for the fiscal years ended December 31, 2008 and December 31, 2009, and unaudited interim financial statements of the three month period ended March 31, 2010 ("DGLP Financial Statements"). The DGLP Financial Statements fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of DGLP as of their dates and the results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

SECTION 5.6.  INFORMATION SUPPLIED FOR ROVION PROXY STATEMENT. None of the information supplied or to be supplied by DGLP to Rovion for inclusion in its proxy statement to its shareholders seeking approval of the Merger, will, at the time of the mailing of the proxy statement and any amendment or supplement thereto, and at the time of any meeting of shareholders of Rovion to vote upon this Merger Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

SECTION 5.7.  BOARD APPROVALS.  The Board of Directors of DGLP and Acquisition Sub have approved the Merger in accordance with their organizational documents.

SECTION 5.8.  LITIGATION.  There is no suit, action or proceeding pending or, to the best knowledge of DGLP or Acquisition Sub, threatened against or affecting DGLP or Acquisition Sub, the outcome of which, in the reasonable judgment of DGLP, is likely individually or in the aggregate to have a material adverse affect on the financial condition, properties or business of DGLP or Acquisition Sub.

SECTION 5.9.  BROKERS.  No broker, finder or investment banker is entitled to any brokerage, finder's fee or commission payable by DGLP in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of DGLP.

SECTION 5.10.  DISCLOSURE.  No representation or warranty by DGLP or Acquisition Sub in this Merger Agreement, the schedules hereto or any certificates delivered pursuant to the terms hereof, contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

SECTION 5.11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF DGLP and Acquisition Sub. Each statement, representation, warranty, covenant, agreement or indemnity made by DGLP and Acquisition Sub in this Agreement or in any document, certificate or other instrument delivered by or on its behalf pursuant to this Agreement or in connection herewith shall be deemed the statement, representation, warranty, covenant, agreement or indemnity of DGLP and Acquisition Sub.  All statements, representations, warranties, covenants, agreements or indemnities made by the parties hereto shall survive the Closing and thereafter expire one year from the Closing Date (the “Representations and Warranties Expiration Date”).Any claim for indemnification shall be made within 30 days of the Representations and Warranties Expiration Date

SECTION 6.  PRE-CLOSING COVENANTS

SECTION 6.1.  COVENANTS OF ALL PARTIES.  During the period from the date of this Merger Agreement until the earlier of the termination of this Merger Agreement or the Merger Date, each of the parties hereto covenants and agrees as follows:

A.  ADVISE OF CHANGES.  Each party hereto shall promptly advise each of the other parties in writing of any event occurring subsequent to the date of this Merger Agreement that would render any representation or warranty of such party contained in this Merger Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.  Such advisement shall constitute an amendment or supplement to such party's Disclosure Schedule if, and only if, consented to by the other party.  In such event, for all purposes of this Merger Agreement, a party's Disclosure Schedule shall be deemed to be such Disclosure Schedule, as amended or supplemented.  In the event that either party seeks to amend or supplement its Disclosure Schedule pursuant to this Section 6.1(A), it shall give written notice to the other party of its desire to so amend or supplement its Disclosure Schedule.  The responding party shall have three (3) business days to respond to such request.  If the responding party has not consenting to the proposed amendment or supplement by written notice to the requesting party within such period, the requesting party shall have the right to terminate this Merger Agreement on written notice to the responding party given within seven (7) business days of the date of the original date notice of the proposed amendment or supplement was delivered to the responding party.  If the requesting party fails to timely terminate this Merger Agreement, the Merger Agreement shall survive without amendment or supplement to such party’s Disclosure Schedule.

B.  CONFIDENTIALITY.   The parties agree not to disclose or use at any time any Confidential Information except to the extent that such disclosure or use is directly related to, and required by, the performance of such party’s duties hereunder or in connection with such party’s ordinary business activities.  Each party agrees to take all appropriate steps to safeguard such Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.  In the event that either party is required by law to disclose any Confidential Information, such party shall promptly notify the other in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure and such party shall cooperate with the disclosing party to preserve the confidentiality of such information consistent with applicable law.  “Confidential information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any from or medium, that relates to the business, products, financial conditions, services or research or development of a party, any of its affiliates or their suppliers, licensors, distributors, customers, independent contractors or other business relations.  Confidential information includes, but is not limited to, the following (i) internal business and financial information; identifies of, individual requirements of, specific contractual arrangements with, and information about, the party’s and its affiliates, suppliers, licensors, distributors, customers, independent contractors or other business relations and their confidential information; (iii) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, recipes, research, records, reports, manuals, documentation, models, data and data base relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (v) other intellectual property rights.  In the event this Merger Agreement is terminated, each party will deliver to the other all documents, work papers and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Merger Agreement or in connection herewith, whether so obtained before or after the execution hereof.  This provision shall survive termination hereof.

C.  BEST EFFORTS.  Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its best efforts to take or cause to be taken all actions, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective, in the most expeditious manner practicable, the Merger contemplated by this Merger Agreement, including (i) using all reasonable efforts to obtain all necessary waivers, consents and approvals from third parties, (ii) executing and delivering such instruments, and taking such other actions as the other party hereto may reasonably require in order to carry out the intent of this Merger Agreement.

SECTION 6.2.  COVENANTS OF ROVION.  During the period from the date of this Merger Agreement until the earlier of the termination of this Merger Agreement or the Merger Date, Rovion agrees (except as expressly contemplated by this Merger Agreement or with the prior written consent of DGLP) that:

A.  CONDUCT OF BUSINESS PENDING MERGER.

(i)  ORDINARY COURSE.  Rovion shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with Rovion.  Rovion shall promptly notify DGLP of any event or occurrence or emergency not in the ordinary course of business of Rovion, which is material and adverse to the business.  Specifically, Rovion shall not (except with the prior written consent of DGLP) grant any severance or termination pay to any officer or director or, except in the ordinary course of business consistent with past practices, to any employee of Rovion.

(ii)  DIVIDENDS; CHANGES IN STOCK.  Rovion shall not (A) declare or pay any dividends on, or make other capital distributions in respect of, any of its capital stock, (B) authorize or propose the issuance of any securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or (C) repurchase, redeem or otherwise acquire, any shares of its capital stock.

(iii)  ISSUANCES OF SECURITIES.  Rovion shall not authorize or issue, deliver or sell any shares of its capital stock or any securities convertible into such shares, or any rights, warrants, calls, subscriptions or options to acquire any such shares or convertible securities, or any other ownership interests in such capital stock.

(iv)  GOVERNING DOCUMENTS.  Rovion shall not amend its Certificate of Incorporation or By-Laws attached here to as Exhibit B, Section 4.12.

(v)  NO ACQUISITIONS.  Rovion shall not acquire, or agree to acquire a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

(vi)  NO DISPOSITIONS.  Rovion shall not sell, lease, license, encumber or otherwise dispose of any of its assets, except for sales or licenses of products or technology in the ordinary course of business consistent with prior practice.

(vii)  INDEBTEDNESS.  Rovion shall not incur any indebtedness for borrowed money (other than from DGLP) or guarantee any such indebtedness or sell any debt securities or warrants or rights to acquire any debt securities, except in the ordinary course of business consistent with past practices.

(viii) EMPLOYEE BENEFIT PLANS.  Rovion shall not adopt or amend in any material respect any Rovion Employee Benefit Plan or pay any amount with respect thereto not required by any existing Rovion Employee Benefit Plan.

(ix)   COMPENSATION.  Other than pursuant to scheduled reviews under Rovion's normal compensation review cycle, in all cases consistent with existing policies and past practice, Rovion shall not enter into any employment contracts, pay any special bonuses or special remuneration to officers, directors or employees, or increase the salaries, wage rates or fringe benefits of any of its officers or employees.

(x)  TAX MATTERS.  Rovion shall not make any tax election that would have a material adverse effect on the business of Rovion.

(xi)  DISCHARGE OF LIABILITIES.  Rovion shall not pay, discharge, settle or satisfy any claims, liabilities or obligations, except in the ordinary course of business.

B.  SHAREHOLDER'S MEETING OR WRITTEN CONSENT.  Rovion shall hold a meeting of its shareholders at the earliest practicable date to submit this Merger Agreement and the Merger for their consideration and approval, which approval shall be recommended by Rovion's Board of Directors, or in the alternative, shall obtain shareholder approval of the Merger by their written consent.

C.  BOARD APPROVAL.  The Board of Directors of Rovion shall approve the Merger at a meeting duly held or by written consent.

D.  DUE DILIGENCE - DGLP.  Rovion shall afford to DGLP and to DGLP's legal counsel, accountants, financing sources and other authorized representatives, access during normal business hours and on reasonable notice, to its books, records, properties, offices and personnel, to conduct a due diligence review thereof.

E.  DUE DILIGENCE - ROVION.  DGLP shall afford to Rovion and to Rovion's legal counsel, accountants and other authorized representatives, access during normal business hours, to its books, records, properties, offices and personnel, to conduct a due diligence review thereof.

F.  ACQUISITION PROPOSALS.  From the date hereof until the earlier of the termination of this Agreement or the consummation of this Merger, Rovion will not, and will cause its officers, directors, employees, agents and representatives not to, directly or indirectly, encourage, solicit, accept, initiate or conduct discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, limited liability company, person or other entity or group concerning the acquisition of all or a substantial part of the assets, business or capital stock of Rovion, whether through purchase, merger, consolidation, exchange or any other business combination. Should Rovion breach this subsection 6.2.F., Rovion shall pay to DGLP a break-up fee of $250,000, and should DGLP engage in similar conduct which then results in DGLP not consummating the Merger but rather entering into a similar transaction with a third party, DGLP shall pay Rovion a break-up fee of $250,000.

G.  STOCK OPTIONS AND WARRANTS. Rovion shall take all action necessary to terminate its option plan all options and warrants to purchase its common stock thereunder by the Closing Date.

SECTION 6.3.  COVENANTS OF DGLP.  Prior to the Merger Date, DGLP agrees that:

A.  BOARD APPROVAL OF DGLP.  The Board of Directors of DGLP shall approve the Merger at a meeting duly held or by unanimous written consent.

B.  BOARD AND SHAREHOLDER APPROVAL OF ACQUISITION SUB.  The Board of Directors of Acquisition Sub, and DGLP, as the sole shareholder of Acquisition Sub, shall approve the Merger at meetings duly held or by unanimous written consent.

SECTION 7.  CONDITIONS TO CONSUMMATION OF THE MERGER

SECTION 7.1.  CONDITIONS TO OBLIGATIONS OF ROVION.  The obligations of Rovion to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Merger Date of the following conditions:

A.  REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING.  The representations and warranties of DGLP contained in this Merger Agreement shall be deemed to have been made again at and as of the Closing with respect to the stated facts then existing and shall be true in all material respects.

B.  COVENANTS PERFORMED.  All of the obligations of DGLP and Acquisition Sub to be performed at or before the Closing pursuant to the terms of this Merger Agreement shall have been duly performed.

C.  CERTIFICATE.  At the Closing, Rovion shall have received a Certificate signed by the President of DGLP to the effect that each of the conditions set forth in subsections A and B above have been satisfied.

D.  RESOLUTIONS.  At the Closing, Rovion shall have received a certified copy of the resolutions duly adopted by the Boards of Director of DGLP and the Board of Directors and Sole Shareholder of Acquisition Sub authorizing the execution of this Merger Agreement and the consummation of the Merger.

E.  MATERIAL ADVERSE CHANGES.  There shall have been no material adverse changes in the business of DGLP between the date of this Merger Agreement and the Merger Date.

F.  OPINION OF COUNSEL.  Scott D. Olson, Esq., counsel to DGLP and Acquisition Sub shall have issued an opinion to Rovion, dated as of the Merger Date, in form and substance reasonably satisfactory to Rovion, to the effect that:

(i)  Each of DGLP and Acquisition Sub is a corporation validly existing and in good standing under the laws of the State of Nevada and Delaware, respectively, and has all requisite corporate power to own, operate and lease its properties and to carry on its business as it is now being conducted;

(ii)  DGLP and Acquisition Sub have full corporate power to enter into this Merger Agreement and to carry out the Merger;

(iii)  All corporate action required to be taken on the part of DGLP and Acquisition Sub to authorize it to execute and deliver this Merger Agreement and to consummate the Merger have been duly and validly taken; and

(iv)  The Merger Stock is legally issued, fully paid and non-assessable.

In giving such opinions, such counsel shall be entitled to rely upon certificates of officers of DGLP and public officials with respect to factual matters upon which its opinions may be based, provided that the extent of such reliance is set forth in such opinion and it is reasonable for Rovion to rely thereon.

G.  EMPLOYMENT CONTRACTS.  At the Closing, employment agreements, in mutually acceptable form, shall have been entered into between DGLP and Brian Goss, David Arslanian, and David Simon

H.  APPROVAL OF SHAREHOLDERS.  This Merger Agreement and the Merger shall have been approved by the Rovion Shareholders.

I.  ESCROWS.  Mutually agreeable Escrow Agreements creating the Closing Escrow and the Holdback Escrow referred to in Section 2.1.F shall have been entered into by Rovion and DGLP.

J.  PAYMENT OF MERGER STOCK.  The Merger Stock shall have been deposited in the Closing Escrow (pursuant to Section 2.1.F hereof).

K.  MERGER DOCUMENTS.  The Merger Documents shall have been filed with the Delaware Secretary of State by DGLP, as required by law.

SECTION 7.2.  CONDITIONS TO OBLIGATIONS OF DGLP AND ACQUISITION SUB.  The obligations of DGLP and Acquisition Sub to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Merger Date of the following conditions:

A.  REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING.  The representations and warranties contained in this Merger Agreement of Rovion shall be deemed to have been made again at and as of the Closing with respect to the stated facts then existing and shall be true in all material respects.

B.  COVENANTS PERFORMED.  All of the obligations of Rovion to be performed at or before the Closing pursuant to the terms of this Merger Agreement shall have been duly performed.

C.  CERTIFICATE.  At the Closing, Rovion shall have received a Certificate signed by the CEO of Rovion to the effect that each of the conditions set forth in subsections A and B above have been satisfied.

D.  RESOLUTIONS.  At the Closing, DGLP shall have received a certified copy of the resolutions duly adopted by the Board of Directors of Rovion and the Rovion Shareholders authorizing or approving the execution of this Merger Agreement and the consummation of the Merger.

E.  MATERIAL ADVERSE CHANGES.  There shall have been no material adverse change in the business of Rovion between the date of this Merger Agreement and the Merger Date.

F.  CONSENTS.  Other than the filing of the Merger Documents as contemplated in Section 1.2, the parties shall have made such filings, and obtained all consents of governmental entities or other persons, required to consummate the Merger.

G.  NO LITIGATION.  There shall not be pending any action, proceeding or other application before any court or government entity brought by any government entity (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Merger Agreement, or seeking to obtain any material damages, or (ii) seeking to prohibit or impose any material limitations on DGLP's ownership or operation of all or any portion of the combined business of DGLP and Rovion.

H.  OPINION OF COUNSEL.  Counsel to Rovion shall have issued an opinion of counsel to DGLP, dated as of the Merger Date, in form and substance reasonably satisfactory to DGLP, to the effect that:

(i)  Rovion is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, operate and lease its properties and to carry on its business as it is now being conducted;

(ii)  Rovion has full corporate power to enter into this Merger Agreement and to carry out the Merger;

(iii)  All corporate action required to be taken on the part of Rovion to authorize it to execute and deliver this Merger Agreement and to consummate the Merger have been duly and validly taken; and

(iv)  The Rovion Stock is fully paid, legally issued and non-assessable, and represents 100% of the issued and outstanding capital stock of Rovion at the time of Closing and there exists no other outstanding rights to own Rovion Stock.

In giving such opinions, such counsel shall be entitled to rely upon certificates of officers of Rovion and public officials with respect to factual matters upon which their opinions may be based, provided that the extent of such reliance is set forth in such opinion and it is reasonable for DGLP to rely thereon.

I.  EMPLOYMENT CONTRACTS.  At the Closing, employment agreements, in mutually acceptable form, shall have been entered into between DGLP and Brian Goss, David Arslanian and David Simon

J.  APPROVAL OF SHAREHOLDERS.  This Merger Agreement and the Merger shall have been approved by the Rovion Shareholders.

K.  ESCROWS.  The Escrow Agreements creating the Closing Escrow and the Holdback Escrow referred to in Section 2.1.F shall have been entered into by Rovion and DGLP.

L.  PAYMENT OF MERGER STOCK.  The Merger Stock shall have been deposited in the Closing Escrow (pursuant to Section 2.1F hereof).

M.  MERGER DOCUMENTS.  The Merger Documents shall have been filed with the Delaware Secretary of State by DGLP, as required by law.

SECTION 8.  HOLDBACK ESCROW

SECTION 8.1. INDEMNIFICATION SHARES.  At the Closing, DGLP shall deliver an aggregate of 4,832,000 shares of the Merger Stock (the "Indemnification Shares") allocated to Brian Goss and David Arslanian (“Escrow Shareholders”) to the Escrow Holder of the Holdback Escrow. The Escrow Agent shall hold the Indemnification Shares in accordance with the terms of the Holdback Escrow Agreement and this Merger Agreement for the purpose of providing shares of DGLP common stock that can be canceled at a value of $0.05 per share to indemnify DGLP pursuant to Section 8.2. The Indemnification Shares shall be held for the account of DGLP and, to the extent not so used to indemnify DGLP, shall be distributed to the Escrow Shareholders in accordance with their interests as reflected in the schedule delivered to the Escrow Holder of the Closing Escrow, upon termination of the Holdback Escrow which shall automatically occur on the date falling thirty (30) days following the Representations and Warranties Expiration Date unless a claim is properly filed as set forth in therein.

SECTION 8.2.  INDEMNIFICATION OF DGLP.  The Indemnification Shares shall be used to indemnify and hold DGLP harmless from, against and in respect of any and all loss, liability, damage or expense suffered or incurred by DGLP by reason of any Rovion untrue representation, breach of warranty or non-fulfillment of any agreement requiring performance after the Closing or of any covenant contained herein or in any certificate, document or instrument delivered to DGLP pursuant hereto or in connection herewith.   DGLP shall notify promptly notify Rovion of any claim for indemnification describing the claim, the amount thereof (if known and quantifiable) and the basis thereof.  Such assertion of liability shall be deemed accepted by Rovion and the amount of such claim shall be deemed a valid claim, conclusive and binding on Rovion, unless, within thirty (30) days after delivery of notice, Rovion gives written notice to DGLP contesting the basis for or the amount of such claim.  The parties shall cooperate with each other in giving notice of any claim to any insurer which may provide coverage for such claim and shall provide reasonable assistance in the collection of any such claim.  The parties acknowledge that the provisions of this Section 8.2 are to be DGLP’s sole and exclusive remedy for any claim arising under this Agreement in connection with the transactions contemplated herein.

SECTION 9.  ADDITIONAL AGREEMENTS

SECTION 9.1.  PUBLIC ANNOUNCEMENTS.  DGLP, Acquisition Sub and Rovion agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Merger Agreement or the Merger without the prior approval of the other party (which approval will not be unreasonably withheld), unless as required by law.

SECTION 9.2.  ADDITIONAL MERGER AGREEMENTS.  In case at any time after the Merger Date any further action is reasonably necessary or desirable to vest the Surviving Corporation with full title to all properties, assets, rights, approvals and franchises of either of the constituent corporations, the proper officers and directors of each corporation which is a party to this Merger Agreement shall take all such necessary corporate action.

SECTION 9.3.  USE OF NAME.  Without limiting the right of DGLP to conduct its business in such manner as it deems appropriate, DGLP intends, following the Closing Date, and for the foreseeable future thereafter, to maintain Rovion as a separate subsidiary operating under its existing name.

SECTION 9.4.  SHAREHOLDER REPRESENTATIVE.  Brian Goss shall be the "Shareholder Representative" of the Rovion shareholders during the period commencing on the Closing of the Merger and continuing until termination of the Holding Escrow (the "Escrow Period").  The Shareholder Representative is authorized to take any action deemed by him to be appropriate or necessary to carry out the provisions of, and to determine the rights of the Rovion shareholders under this Merger Agreement. The Shareholder Representative shall serve as the agent of the Rovion shareholders for all purposes related to this Merger Agreement and the Escrow Agreement, including without limitation, service of process upon the Rovion shareholders.  The authorization and designation of the Shareholder Representative under this Merger Agreement shall be binding upon the successors and assigns of each Rovion shareholder.  DGLP and the Escrow Holder shall be entitled to rely upon such authorization and designation of the Shareholder Representative and the action he takes on behalf of the Rovion shareholders, and shall have no duty to inquire into authority of any person reasonably believed by either of them to be a Shareholder Representative.

SECTION 9.5.  LIABILITY OF SHAREHOLDER REPRESENTATIVE.  The Shareholder Representative shall (i) not be liable to any of the Rovion shareholder for any error of judgment, act done or omitted in good faith, or mistake of fact or law unless caused by his or her own gross negligence or willful misconduct; (ii) be entitled to treat as genuine any letter or other document furnished to him or her by DGLP or the Rovion shareholders, and believed by him or her to be genuine and to have been signed and presented by the proper party or parties; and (iii) be reimbursed from DGLP for counsel fees and other out-of-pocket expenses incurred by the Shareholder Representative in connection with this Merger Agreement.  The Escrow Agent and DGLP shall be entitled to rely upon instructions of the Shareholder Representative with regard to such reimbursement for counsel fees and other out-of-pocket expenses.

SECTION 9.6.  BLUE SKY FILINGS.  DGLP will timely file all necessary state and federal securities filings in connection with its issuance of the Merger Stock to the Rovion shareholders.

SECTION 9.7.  Rovion covenants that it will have their financial statements for the fiscal year ended 2008 and 2009 audited within sixty (60) days subsequent to the Merger Date.

SECTION 10.  TERMINATION

SECTION 10.1.  TERMINATION.  This Merger Agreement may be terminated at any time prior to the Merger Date, whether before or after the approval by the Rovion shareholders ("Shareholder Approval") has been obtained.

A.  MUTUAL CONSENT. By mutual written consent of DGLP and Rovion;

B.  FAILURE TO CLOSE ON TIME, RECEIVE SHAREHOLDER APPROVAL OR ORDER PREVENTING MERGER.  By either Rovion or DGLP if (i) if without the fault of the terminating party, the Merger shall not have been consummated before September 30, 2010 unless extended by mutual agreement (the “Expiration Date”); (ii) automatically on Rovion’s written notice to DGLP that the Shareholder Approval of the Merger Agreement and the Merger shall not be obtained because the Rovion Shareholders holding a majority of Rovion's common stock failed to approve the Merger Agreement; or (iii) a governmental entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable or such order, decree, ruling or other action has not been waived, lifted or otherwise modified to permit the Merger to move forward on the terms contemplated herein on or before the Expiration Date.

C.  BREACH BY ROVION.  By DGLP if there has been a breach by Rovion of any representation, warranty, covenant or other agreement in this Merger Agreement which has a material adverse effect on the business of Rovion, and such breach has not been included in an updated Rovion Disclosure Schedule or cured, or Rovion has not commenced reasonable efforts to cure such breach within ten days after written notice of such breach is given by DGLP to Rovion;

D.  BREACH BY DGLP OR ACQUISITION SUB. By Rovion if there has been a breach by DGLP or Acquisition Sub of any material representation, warranty, covenant or other agreement, which has a material adverse effect on the business of DGLP, and such breach has not been included in an updated DGLP Disclosure Schedule or cured, or DGLP and Acquisition Sub have not commenced reasonable efforts to cure such breach, within ten days after written notice of such breach is given by Rovion to DGLP.

E.  FAILURE TO FULFILL CONDITIONS. By Rovion if any of the conditions set forth in Section 7.1 hereof shall not have been fulfilled on or prior to the date specified for fulfillment thereof, or shall have become impossible to fulfill for reasons beyond the control of Rovion, and such condition shall not have been waived.

F.  FAILURE TO FULFILL CONDITIONS. By DGLP if any of the conditions set forth in Section 7.2 hereof shall not have been fulfilled on or prior to the date specified for fulfillment thereof, or shall have become impossible to fulfill for reasons beyond the control of DGLP, and such condition shall not have been waived.

Where action is taken to terminate this Merger Agreement pursuant to this Section 10, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action, and in the case of Rovion, without any requirement to submit such action to its Shareholders.

SECTION 10.2.  EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of the Merger Agreement by either Rovion or DGLP as permitted in Section 10, then this Merger Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of Rovion, DGLP or Acquisition Sub, or their respective officers and directors, except that (a) the provisions of Section 6.1.B and this Section 10.2 shall survive any such termination, (b) the break-up fee in Section 6.2.F shall be enforceable, and (c) no party whose breach of its representations, warranties, covenants or agreements set forth in this Merger Agreement was the basis of the other party's termination of this Merger Agreement (under Sections 10.1.C or D) shall be relieved from liability for damages occasioned by such breach, including any expenses incurred by the other party in connection with this Merger Agreement and the Merger.

SECTION 10.3.  AMENDMENT.  This Merger Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after Shareholder Approval, but after Shareholder Approval, no amendment shall be made which by law requires the further approval of the Rovion shareholders without first obtaining such approval. This Merger Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 10.4.  EXTENSION; WAIVER.  At any time prior to the Merger Date, any party hereto, by action taken by its Board of Directors may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, or (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Merger Agreement to assert any of its rights under this Merger Agreement shall not constitute a waiver of these rights.

SECTION 10A.  ARBITRATION PROCEDURE.

The parties agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying indemnification and other claims for damages hereunder provided that nothing herein shall prevent a party from instituting litigation to enforce a final determination at arbitration or for any action related to fraud or intentional misconduct.

In the event any party asserts that there exists a dispute subject to arbitration, such party shall deliver a written notice to each other party involved therein specifying the nature of the dispute and requesting a meeting to attempt to resolve the same.  If not such resolution is reached within fifteen (15) business days after the delivery of such notice, the party delivering such notice of dispute (the “Disputing Party”) may thereafter commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a “Notice of Arbitration”).  Such Notice of Arbitration shall specify the nature of any Dispute and any other matters required by the Commercial Arbitration Rules (the “Rules”) promulgated by the American Arbitration Association (“AAA”), as in effect from time to time, to be included therein.  In any arbitration pursuant to this Agreement, (i) discovery shall be at the discretion of the arbitrator and pursuant to the rules and guidelines of the

AAA and (ii) the aware or decision shall be rendered by a single arbitrator experienced in handling disputes of the type presented in the Dispute and who shall be appointed by mutual agreement of the parties.  If the parties are unable to agree within fifteen (15) days after the commencement of arbitration proceedings upon the appointment of the single arbitrator, the single arbitrator shall be appointed by the AAA in accordance with the Rules.  Upon the completion of the selection of the arbitrator, an award or decision shall be rendered within no more than sixty (60) days.  The award or decision will be a reasoned award or decision setting forth the arbitrator’s reasoning in reaching its determination.  The arbitration shall be conducted in Boston, Massachusetts under the Rules.  The arbitrator shall conduct the arbitration so that a final result, determination, finding, judgment and/or award is made or rendered as soon as practicable, but no later than ninety (90) business days after the delivery of the Notice of Arbitration nor later than ten (10) business days following completion of the arbitration.  The final determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the final determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.  Any party may enforce a final determination in any state or federal court of competent jurisdiction.

SECTION 11.  MISCELLANEOUS

SECTION 11.1.  SPECIFIC PERFORMANCE.   Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Merger Agreement is not performed in accordance with its specific terms or is otherwise breached.  Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Merger Agreement and to enforce specifically this Merger Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto.

Section 11.1.A.  ASSIGNMENT.  This Merger Agreement shall be binding upon, and shall inure to the benefit of, the parties to it and their respective successors and assigns, but neither this Merger Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

SECTION 11.2.  FEES AND EXPENSES.  Each of the parties shall pay its own fees, costs and expenses (including, without limitation, brokers fees and legal and accounting expenses) incurred, or to be incurred, by each of them in negotiating and preparing this Merger Agreement and in closing and carrying out the Merger.

SECTION 11.3.  NOTICES.  All notices, requests, demands and other communications under this Merger Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally; (b) on the date of receipt by the party to whom notice is to be given if transmitted by an overnight commercial carrier; (c) on the date sent by facsimile to the party to whom notice is to be given where the fax transmitting device records verification of receipt of the fax and the date and time of transmission, receipt and the telephone number of the other fax machine; or (d) on the third business day after deposit in the U.S. Mail, if mailed to the party on whom notice is to be given, by certified mail, postage prepaid, and properly addressed as follows:

If to DGLP and Acquisition Sub:

4040 Barranca Pkwy, Suite #220
Irvine, CA  92604
Attention: Michael Sawtell, President
Fax: (949) 333-7521

If to Rovion:

Rovion, Inc.
76 Summer St.
Boston, MA 02110
Attention:  David Arslanian
Fax:

With a copy to:

Kimberly A. Kramer, Esq.
Berluti & McLaughlin, LLC
44 School St., 9th Floor
Boston, MA 02108
Tel. (617) 557-3030
Fax: (617) _557-2939
Email:  kkramer@bermac-law.com

If to the Shareholder Representative:

Brian Goss
76 Summer St.
Boston, MA 02110
Fax:

Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

SECTION 11.4.  GOVERNING LAW/WAIVER OF JURY TRIAL.

(a)
ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULES (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICTION OF THE LAWS OF ANY JURISDICTIONS TOHER THAN THE STATE OF DELAWARE.

(b)	EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER

SECTION 11.5.  FURTHER ACTION.  Each of the parties hereto shall use its best efforts to take such action as may be necessary or reasonably requested by another party hereto to carry out and consummate the Merger.

SECTION 11.6.  NO THIRD PARTY BENEFICIARY.  Nothing herein is intended to create rights in any third party.

SECTION 11.7.  EFFECT OF HEADINGS.  The subject headings of the Sections of this Merger Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

SECTION 11.8.  SEVERABILITY.  If any term of this Merger Agreement or application thereof shall be invalid or unenforceable, the remainder of this Merger Agreement shall remain in full force and effect.

SECTION 11.9.  COUNTERPARTS/ELECTRONIC DELIVERY.  This Merger Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Merger Agreement and any signed agreement or instrument entered into in connection herewith, and any amendments hereto or thereto, to the extent signed and delivered electronically or via a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

SECTION 11.10.  SCHEDULES.  Any disclosure included in any section of the Rovion Disclosure Schedule or the DGLP Disclosure Schedule shall be considered to have been made for purposes of each and every section of this Merger Agreement, if appropriate or relevant.  All such schedules are incorporated herein by this reference.

SECTION 11.11.  ENTIRE MERGER AGREEMENT; MODIFICATION; WAIVER.  This Merger Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and undertakings of the parties.  No supplement, modification or amendment of this Merger Agreement shall be binding unless executed in writing by all the parties.  No waiver of any of the provisions of this Merger Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by any party making the waiver.

SECTION 11.12.  NO THIRD-PARTY BENEFICIARIES.  Nothing herein expressed or implied is intended to confer upon or give to any person other than the parties hereto and their permitted successors and assigned any rights or remedies under or by reason of this Merger Agreement, such third parties specifically including employees and creditors of Rovion.

SECTION 12.  DOCUMENTS TO BE DELIVERED

SECTION 12.1.  DOCUMENTS TO BE DELIVERED BY ROVION.  At the Closing, Rovion shall deliver, or cause to be delivered, to DGLP the following:

A.  Executed Employment Agreements for Brian Goss, David Simon, and David Arslanian and evidence of termination of their prior employment agreements with Rovion;

B.  Written resignations of each of the directors of Rovion and the appointment of Michael Sawtell as sole director of Rovion;

C.  All necessary documents for the termination of the option plan, and all outstanding options and warrants to purchase Rovion common stock;

D.  Certificates of good standing for Rovion from the State of Delaware and sufficient evidence of no tax liability unpaid following the date due in the jurisdictions set forth on Exhibit B at Schedule 4.1;

E.  Rovion Stock Certificates;

F.  Officer certificate;

G.  Merger documents and all related exhibits and schedules;

H.  Legal opinion;

I.  Board and shareholder resolutions approving the Merger and the Merger Agreement;

J.  Closing Escrow agreement;

K.  Holdback Escrow agreement; and

L. Footnotes to the Rovion Financial Statements;

M. Section 4.1 of the Rovion Disclosure Schedules for which DGLP in its sole discretion, must be satisfied with; and

N. such other documents as DGLP shall reasonably request.

SECTION 12.2.  DOCUMENTS TO BE DELIVERED BY DGLP.  At the Closing, DGLP shall deliver, or cause to be delivered, to Rovion the following:

A. The Merger Stock;

B. Executed employment agreements of Brian Goss, David Arslanian and David Simon;

C. Board resolution appointing Brian Goss as director of DGLP;

D.  Officer certificate;

E.  Merger documents and all related exhibits and schedules;

F.  Legal opinion;

G.  Board resolutions approving the Merger and the Merger Agreement;

H.  Closing Escrow agreement;

I.  Holdback Escrow agreement; and

J.  such other documents as Rovion shall reasonably request.

[Signatures appear on the following page.]

In witness whereof, the parties to this Merger Agreement have duly executed it on the day and year first above written.

DigitalPost Interactive, Inc., a Nevada corporation

/s/ Michael Sawtell
Michael Sawtell, President

Rovion Acquisition, Inc., a Delaware corporation

/s/ Michael Sawtell
Michael Sawtell, President

Rovion Inc., a Delaware corporation

/s/ Brian Goss
Brian Goss, CEO

Shareholder Representative

/s/ Brian Goss
Brian Goss